Exhibit 99.1

Accellent Inc. Announces First Quarter 2013 Results

WILMINGTON, Mass.--(BUSINESS WIRE)--May 14, 2013--Accellent Inc. (the “Company” or “Accellent”), a wholly owned subsidiary of Accellent Holdings Corp., today announced results for its fiscal first quarter ended March 31, 2013.

“While financial results in the first quarter were challenging, we remain confident in our strategy and continue to focus on improved execution of our business plans,” stated Donald Spence, President and CEO of Accellent. “To enhance and speed our performance, during the first quarter of 2013, we completed our reorganization into two segments: Advanced Surgical and Cardio & Vascular. We believe that this change will align our strategy with our customers’ needs by providing a deeper product focus and expertise, as we continue to drive growth.”

First Quarter 2013 Financial Results

Net sales were $120.8 million in the first quarter of 2013 compared with $124.6 million in the first quarter of 2012. Loss from continuing operations was $43.5 million in the first quarter of 2013, compared with income from continuing operations of $10.0 million in the first quarter of 2012. Net loss was $62.1 million in the first quarter of 2013 compared to $7.0 million in the first quarter of 2012.

The loss from continuing operations and net loss for the three months ended March 31, 2013 include an estimated $51 million pre-tax goodwill impairment charge which came as a result of impairment testing required following the change in composition of our segments and reporting units. This impairment charge, subject to finalization, is associated with our new Advanced Surgical reporting unit. There was no impairment charge in 2012.

Adjusted EBITDA in the first quarter of 2013 was $18.5 million, or 15.3% of net sales, compared to Adjusted EBITDA of $21.6 million, or 17.4% of net sales, in the first quarter of 2012.

Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the financial information accompanying this press release.

The financial information included in this press release reflect results from continuing operations for all periods presented and assets to be held and used. Results of discontinued operations and assets held for sale are presented separately for all periods presented.

Conference Call

Donald Spence, President and Chief Executive Officer, and Jeremy A. Friedman, Executive Vice President and Chief Financial Officer, will discuss our first quarter financial results in a conference call scheduled for today, May 14, 2013 at 5:00 p.m. Eastern Standard Time. The teleconference can be accessed live on the Internet through the Investor Relations section of the Accellent website at www.accellent.com or by calling (888) 895-5271 pass code 34754795. Please visit the website or dial in 10 to 15 minutes prior to the beginning of the call to download and install any necessary audio software. A replay of the conference call will be available via www.accellent.com or by telephone at (888) 843-7419 pass code 34754795 until May 20, 2013.

About Accellent

Accellent Holdings Corp., through its wholly owned subsidiary Accellent, Inc., provides fully integrated outsourced manufacturing and engineering services to the medical device industry, primarily in the cardiology, endoscopy and orthopedic markets. Accellent has broad capabilities in precision component fabrication, finished device assembly, complete supply chain management capabilities and engineering services. These capabilities enhance customers’ speed to market and return on investment by enabling them to refocus internal resources more efficiently. For more information, please visit www.accellent.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on April 1, 2013. All forward-looking statements are expressly qualified in their entirety by such risk factors.

ACCELLENT INC.
Unaudited Condensed Consolidated Statements of Operations
For the three months ended March 31, 2012 and 2013
(in thousands)

	Three Months Ended
	March 31, 2012	March 31, 2013
Net sales	$124,567	$120,798
Cost of sales (exclusive of amortization)	95,106	94,928
Gross profit	29,461	25,870
Operating expenses:
Selling, general and administrative expenses	14,855	14,247
Research and development expenses	473	452
Impairment of goodwill	—	51,000
Restructuring expenses	353	(11)
Gain on disposal of assets	(1)	(44)
Amortization of intangible assets	3,735	3,735
Total operating expenses	19,415	69,379
Income (loss) from continuing operations	10,046	(43,509)
Other (expense) income, net:
Interest expense, net	(17,242)	(17,306)
Other income (expense), net	176	(149)
Total other (expense) income, net	(17,066)	(17,455)
Loss from continuing operations before income taxes	(7,020)	(60,964)
Provision for income taxes	587	1,105
Net loss from continuing operations	(7,607)	(62,069)
Net income from discontinued operations, net of tax expense of $335 and $0 at March 31, 2012 and March 31, 2013, respectively	621	—
Net loss	$(6,986)	$(62,069)

ACCELLENT INC.
Unaudited Condensed Consolidated Balance Sheets
As of December 31, 2012 and March 31, 2013
(in thousands, except share and per share data)
	December 31, 2012	March 31, 2013
Assets
Current assets:
Cash	$59,902	$54,652
Accounts receivable, net of allowances of $2,106 and $1,966 as of December 31, 2012 and March 31, 2013, respectively	49,403	54,134
Inventory	57,069	59,904
Prepaid expenses and other current assets	10,973	4,123
Total current assets	177,347	172,813
Property, plant and equipment, net	115,869	115,417
Goodwill	619,443	568,443
Other intangible assets, net	134,747	131,012
Deferred financing costs and other assets, net	13,766	13,081
Total assets	$1,061,172	$1,000,766
Liabilities and Stockholders' equity
Current liabilities:
Current portion of long-term debt	$11	$7
Accounts payable	20,044	21,206
Accrued payroll and benefits	6,829	8,879
Accrued interest	19,323	19,020
Accrued expenses and other current liabilities	17,359	15,806
Total current liabilities	63,566	64,918
Long-term debt	713,294	713,382
Other liabilities	39,905	40,135
Total liabilities	816,765	818,435
Stockholders' equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 1,000 shares issued and outstanding at December 31, 2012 and March 31, 2013, respectively	—	—
Additional paid-in capital	639,610	639,825
Accumulated other comprehensive loss	(2,554)	(2,776)
Accumulated deficit	(392,649)	(454,718)
Total stockholders’ equity	244,407	182,331
Total liabilities and stockholders’ equity	$1,061,172	$1,000,766

ACCELLENT INC.
Reconciliation of Net Loss to EBITDA to Adjusted EBITDA
(in thousands)
	Three Months Ended
	March 31, 2012	March 31, 2013
RECONCILIATION OF NET LOSS TO EBITDA:
Net loss	$(6,986)	$(62,069)
Interest expense, net	17,242	17,306
Provision for income taxes	587	1,105
Depreciation and amortization	9,650	8,126
EBITDA (1)	$20,493	$(35,532)
Adjustments:
Impairment of goodwill	—	51,000
Stock-based compensation – employees	40	215
Stock-based compensation - non-employees	23	30
Employee severance and relocation	814	402
Income from discontinued operations, net	(621)	—
Restructuring expenses	353	(11)
Plant closure costs	169	1,170
Currency (gain) loss	(185)	848
Gain on disposal of assets	(1)	(44)
Other taxes	205	84
Management fees to stockholder	335	352
Adjusted EBITDA (1)	$21,625	$18,514

(1) EBITDA and Adjusted EBITDA presented in this press release are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income (loss) or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity.

EBITDA represents net income (loss) before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to give effect to certain non-cash items and other adjustments, all of which are defined in the indentures governing our debt. The adjustments include adjustments for restructuring charges and related plant closure costs, stock compensation charges, severance and relocation costs, executive recruiting costs, currency gains and losses, gains and losses on derivative instruments, gains and losses resulting from the disposal of property and equipment, certain non-income based taxes, losses on debt extinguishment, and management fees.

We believe that the presentation of EBITDA and Adjusted EBITDA is appropriate to provide as additional information for investors. We consider it an important supplemental measure of our performance and we believe that both are frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers.

CONTACT:
Investor Contact:
Accellent Inc.
Jeremy Friedman, 978-570-6900
Executive Vice President and Chief Financial Officer
jeremy.friedman@accellent.com